SUNTRUST BANKS, INC. 401(k) PLAN
Amended and Restated January 1, 2012 including amendments
through December 31, 2012

ADDENDUM A
HISTORY OF REVISED PLAN PROVISIONS

Table of Contents
Page

ARTICLE 1	DEFINITIONS

A-1.1	Accounts A-1
(a)    Employer Contribution Accounts    A-1

A-1.4	Annual Addition Limit A-2

A-1.13	Compensation A-2

(a)	Contributions A-2

(c)	Statutory Limit A-3

A-1.14	Contributions A-3
(b)    Before-Tax and/or After-Tax Contributions-    A-3

A-1.22	Employee A-3

A-1.33	ESOP A-3

A-1.49	Plan A-3

A-1.64	Spouse A-4
A-1.70    Valuation Date    A-4

ARTICLE 2	ELIGIBILITY

A-2.1	Eligibility A-5

(a)	Plan Years 1984 – 2001 A-5

(b)	Plan Years 2002 – March 31, 2007 A-5

(c)	April 1, 2007 – Present A-5

A-2.2	Participation Upon Reemployment A-5

(a)	Plan Years 1984 – 2001 A-5

(b)	Plan Years 2002 – Present A-6

A-2.4	Adoption of the Plan by a Controlled Group Member A-6

ARTICLE 3    CONTRIBUTIONS
A-3.1    Employee Elective Contributions and Catch-Up Contributions    A-7
(a)    Amount Permitted    A-7
(d)    Catch-Up Contributions    A-7
A-3.2    Employer Matching Contributions    A-8

(a)	Matching Contribution A-8

(b)	Vesting and Forfeiture A-9

ARTICLE 4	ALLOCATIONS
A-4.1    Adjustments to Account Balances    A-10

(c)	Dividends on Employer Stock for the 2001 Plan Year A-10
A-4.2    Investments    A-10
(a)    Investment Elections    A-10
(h)    Diversification Elections    A-10

ARTICLE 5    IN-SERVICE WITHDRAWALS AND LOANS
A-5.1    Withdrawals Without a Hardship    A-12
(a)    Types of In-Service Withdrawals    A-12
A-5.2    Hardship Withdrawals    A-12

(a)	Events Creating Immediate and Heavy Financial Need
(Events Test)    A-12
(f)    Hurricane Relief    A-13
A-5.3    Loans    A-13
(o)    Hurricane Relief    A-13
A-5-5    No In-service Withdrawal from Money Purchase Accounts    A-13

ARTICLE 6    POST-EMPLOYMENT DISTRIBUTIONS
A-6.3    Timing of Payment    A-15

(a)	Payment to a Participant A-15
A-6.4    Forms of Payment    A-15

(b)	Annuities A-15
A-6.7    Required Minimum Distribution Rules    A-15
A-6.8    Beneficiary Designation    A-15
A-6.11    Direct Rollover of Eligible Distributions    A-16

ARTICLE 7    LIMITATIONS ON CONTRIBUTIONS
A-7.1    Excess 402(g) Contributions     A-17
A-7.2    Code Section 415 Limitations    A-17
(b)    Correction of Excess Annual Additions    A-17
A-7.3    Top-Heavy Rules    A-17

(a)	Applicable Definitions A-17

(b)	Determination of Top-Heavy Status A-19

(c)	Minimum Benefit During Top-Heavy Plan Years A-19
A-7.4    Nondiscrimination (ADP and ACP) Tests    A-20

(a)	ADP Test A-20

(b)	ACP Test A-21

(c)	Correction of Excess ADP Contributions and ACP
Contributions    A-22

(d)	Excess Annual Addition A-23

(e)	Corrective Contribution A-24

ARTICLE 9	ADMINISTRATION
A-9.1    Allocation of Fiduciary Responsibilities    A-25
(b)    Committee    A-25

SUNTRUST BANKS, INC. 401(k) PLAN
Amended and Restated January 1, 2012 including amendments
through December 31, 2012

ADDENDUM A
HISTORY OF REVISED PLAN PROVISIONS

The following provisions are records of the Plan’s relevant history. These provisions have the same Section headings and numbers as the corollary Sections in the main text of the Plan, with the prefix “A-” to correspond to this Addendum A. Certain provisions explain historical events. Others explain rules that were in effect during the stated periods of the Plan's existence but have been revised as set forth in the corollary Sections of the main text of the Plan. Although revised, these historical provisions may continue to affect the amount of and/or entitlement to benefits of a Participant or beneficiary whose benefits are determined after the dates when these provisions were changed, particularly those Participants who terminated before the effective date of one or more revisions.

ARTICLE 1
Definitions

A-1.1	Accounts.

(a)	Employer Contribution Accounts

(1)	Matching Account Investment. See Subsection A-3.2(a) for Matching Contribution Amounts.

(A)    Plan Years 1984 - 2004. From July 1, 1984 through December 31, 2004, the Plan automatically invested Matching Contributions in the Employer Stock Fund. From January 1, 1987 (the effective date of the Tax Reform Act of 1986) through June 30, 1997, the Plan permitted Participants to elect to diversify up to 50% their Matching Contribution in the Employer Stock Fund beginning the first day of the month in which they reached age 55. From July 1, 1997 through December 31, 2004, the Plan , the Plan permitted Participants to elect to diversify up to

100% of their Matching Contribution in the Employer Stock Fund beginning the first day of the month in which they reached age 55.

(B)    Plan Years 2005 – 2006. From January 1, 2005 through December 31 – 2006, the Plan automatically invested Matching Contributions in the Employer Stock Fund. The Plan permitted Participants to elect to diversify up to 50% of their Matching Contributions allocated after 2004, and to elect to diversify up to 100% of their Matching Contributions allocated through 2004.

(C)    Plan Years 2007 – 2008. From January 1, 2007 through December 31, 2008, the Plan invested Matching Contributions in the Employer Stock Fund, and permitted Participants at any time to elect to diversify the investment of their Matching Account balances into funds other than the Employer Stock Fund.

(D)    Plan Years 2009 – Present. Effective January 1, 2009, the Plan invests Matching Contributions according to each Participant’s investment election in effect for his/her Elective Deferrals, unless he/she elects another investment option.

(E)    True-up Matching Contributions for the 2008 Plan Year, made under Subsection 3.2(b), were invested in the Employer Stock Fund (with full and immediate diversification rights). Effective January 1, 2009, True-Up Contributions are invested according to the Participant’s election in effect on the allocation date.

A-1.4
Annual Addition Limit. For Plan Years 1984 through 2001, the limit on Annual Additions was the lesser of $30,000 or 100 percent of each Participant’s Compensation for the Limitation Year. Effective January 1, 2002, the dollar limit on Annual Additions was increased to $40,000 (as indexed in $1,000 increments under Code Section 415). See Subsection 7.2(a).

A-1.13	Compensation.

(a)
Contributions. Before January 1, 2006, for purposes of calculating Plan contributions, Compensation did not include non-deferred payments under the SunTrust Management Incentive Plan (MIP) or any successor plan. Before January 1, 2008, Compensation did not include trailing pay as described in the main text of the Plan.

. . .

(c)
Statutory Limit. For Plan Years 1989 through 1993, each Participant's Compensation taken into account for all purposes under the Plan was limited to $200,000 (as indexed under Code Section 401(a)(17)). For Plan Years 1994 through 2001, each Participant's Compensation taken into account for all purposes under the Plan was limited to $150,000 (as indexed in $10,000 increments under Code Section 401(a)(17)). Effective January 1, 2002, EGTRRA increased the limit to $200,000 with indexing in $5,000 increments.

A-1.14    Contributions.
. . .
(b)    Before-Tax and/or After-Tax Employee Contributions.

(1)
Elective Deferrals. See Subsection A-3.1(a) for the whole percentages of Compensation that the Plan permitted Participants to elect for their Elective Contributions for each Plan Year from 1984 through 2010. Effective January 1, 2011, the Plan allows Participants to make Elective Contributions and/or Roth Contributions in whole percentages between 1% and 50% of Compensation for each payroll period in each Plan Year.

A-1.22	Employee. Before January 1, 2008, common-law employees who were classified as prime-time or temporary were not covered Employees.

A-1.33
ESOP. For Plan Years 1984 through 2006, the entire Plan was an employee stock ownership plan under Code Sections 401(a) and 4975(e)(7) (ESOP), with Code Section 40l(k) features. As an ESOP, the Plan was designed to invest primarily in qualifying employer securities. Effective January 1, 2007, the Employer Stock Fund became the ESOP portion of the Plan.

A-1.49
Plan. Before January 1, 2007, “Plan” was defined to mean the SunTrust Banks, Inc. 401(k) Plan as amended from time to time. Effective January 1, 2007, the Plan was converted from an ESOP to a Code Section 401(k) Plan with the ESOP (the Employer Stock Fund) as an integral part, which is commonly called a KSOP.

A-1.64
Spouse. For Plan Years 1984 through June 30, 2001, the Plan applied a one-year marriage requirement to determine whether a Participant’s spouse was entitled to statutory spousal rights. The Plan rescinded the requirement effective July 1, 2001.

A-1.70	Valuation Date. For Plan Years 1984 through July 1, 1997 when the Plan adopted daily valuation, the Valuation Date was the last day of each calendar month.

ARTICLE 2
Eligibility

A-2.1	Eligibility.

(a)
Plan Years 1984 – 2001. From July 1, 1984 through December 31, 2001, Employees were permitted to begin participating in the Plan as of the first day of the month after they had both reached age 21 and completed one Year of Service. From July 1, 1984 through December 31, 2001, the Plan did not allocate Matching Contributions to any Participant until he/she had completed 12 months of Employment.

(b)
Plan Years 2002 – March 31, 2007. From January 1, 2002 through March 31, 2007, the Plan permitted each new Employee to begin participating in the Plan by making Employee Contributions and receiving allocations of Matching (Safe Harbor) Contributions, as of the first day of the second calendar month after his/her Employment Date.

(c)
April 1, 2007 – Present. Effective April 1, 2007, new Employees are automatically enrolled as of the first day of the second calendar month after their Employment Date. Effective January 1, 2011, all employees who do not have an affirmative election in effect will be automatically enrolled.

A-2.2	Participation Upon Reemployment.

(a)
Plan Years 1984 - 2001. From July 1, 1984 through December 31, 2001, the Plan permitted a Participant who terminated and was rehired, to resume participation as of the first day of any month following the date he/she resumed Employment or as soon thereafter as administratively practicable. For each rehired Participant whose initial Employment Date preceded August 1, 1998, the Plan treated him/her as if he/she had completed 12 months of pre-break Employment and was eligible to receive Matching Contributions when he/she resumed Participation in the Plan. Each rehired Participant whose initial Employment Date was between August 1,

1998 and December 31, 2001, and whose break did not exceed 12 months, received credit for his/her actual pre-break months of Employment and for the months between his/her Termination Date and his/her rehire date, for purposes of eligibility to receive Matching Contributions; if his/her break exceeded 12 months, he/she received credit for his/her actual pre-break months of Employment for purposes of eligibility to receive Matching Contributions.

(b)	Plan Years 2002 – Present. Effective January 1, 2002, the Plan does not require a waiting period for Matching Contributions for new hires or for rehires.

A-2.4
Adoption of the Plan by a Controlled Group Member. Before January 1, 2002, a Controlled Group member could adopt the Plan by appropriate action of its board of directors or authorized officer(s) or representative(s), subject to approval of the Board and the Committee. Effective January 1, 2002, a Controlled Group member is treated as an Employer when it is shown on the Company’s master payroll books and records as an Affiliate that can make contributions, or for which contributions can be made, on behalf of the Affiliate’s Employees to provide coverage under employee benefit plans sponsored by the Company, unless excluded under the main text of Plan Section 2.4.

ARTICLE 3
Contributions

A-3.1    Employee Elective Contributions and Catch-Up Contributions.

(a)     Amount Permitted. The Plan requires Participants to make their Elective Contributions in whole percentages. For Plan Years 1984 through 1996, the Plan permitted Participants to make Elective Contributions between 2% and 6% of Compensation for each payroll period. For Plan Years 1997 through 1999, the Plan permitted Participants to make Elective Contributions between 2% and 10%. For Plan Years 2000 through 2002, the Plan permitted Participants to make Elective Contributions between 1% and 15%. For Plan Years 2003 through 2010, the Plan permitted Participants to make Elective Contributions between 1% and 20%. Effective January 1, 2011, the Plan permits Participants to make Elective Contributions and/or Roth Contributions between 1% and 50% for each payroll period.
. . .

(d)
Catch-Up Contributions. The Plan has permitted eligible Participants to make Catch-Up Contributions since January 1, 2002. During the 2002 Plan Year, Eligible Participants could elect to make Catch-Up Contributions commencing after they reached their maximum limit on regular Elective Contributions for the year. Beginning January 1, 2003, after an eligible Participant has elected to make Catch-Up Contributions, the election remains in effect until he/she changes or revokes it, and the Plan automatically converts his/her Elective Contributions to Catch-Up Contributions after he/she reaches the Code Section 402(g) dollar limit or the Plan limit for each Plan Year.

(1)
Annual Catch-Up Contribution Limit and Pro-Rated Limit. The following Catch-Up Contribution limits were in effect for the following calendar years: 2002 - $1,000; 2003 - $2,000; 2004 - $3,000; 2005 - $4,000; 2006 - $5,000. For years after 2006, the annual limit is indexed to the CPI in $500 increments under Code Section 414(v). During the 2002 Plan Year only, when the Committee considered it appropriate to facilitate administration, if a Participant was eligible to make Catch-Up Contributions and entered or re-entered the Plan mid-year, the Plan pro-rated the limit in effect for that Plan Year, to equal the ratio of his/her months of participation over 12 multiplied by the annual limit. For Plan Years 2002 through 2010, the Plan permitted Participants to make Catch-Up Contributions between 1% and 55%. Effective January 1, 2011, the Plan permits Participants to make Catch-Up Contributions between 1% and 25%.

A-3.2	Employer Matching Contributions.

(a)	Matching Contribution.

(1)
Plan Years 1984 – 2001. From July 1, 1984 through December 31, The Compensation Committee determined the amount of the Matching Contribution for each Plan Year. The Compensation Committee developed a practice of causing the Employers to make annual Matching Contributions in an amount equal to 100 percent of the first 3 percent, and 50 percent of the next 2 percent, of Compensation contributed by each Participant for each payroll period during each Plan Year, which practice remained in effect through the 2001 Plan Year. From July 1, 1984 through December 31, 2001, the Plan did not allocate Matching Contributions to any Participant until he/she had completed 12 months of Employment.

During the first month of the 2000 Plan Year, the recordkeeper inadvertently allocated a Matching Contribution in a manner that overstated the amounts in the Employer Contribution Accounts invested in Employer Stock. As soon as practicable after the Committee discovered the overstatement, it directed the recordkeeper to correct the balances of Participants who had not received distributions. For Participants who had received distributions, which the Committee determined to be a nondiscriminatory group, the Company made a special Matching Contribution in the amount necessary to reconcile the distributed Account balances with the Trust Fund. The

Committee determined, within its discretion reserved in Subsection 4.1(f), that the cost of attempting to recover the overstated amounts exceeded the amounts involved, and that the special Matching Contribution was the more reasonable method to achieve reconciliation.

(2)
Plan Years 2002 – 2007. From January 1, 2002 through December 31, 2007, the Employers made safe-harbor contributions in an amount equal to 100% of the Compensation contributed by each Participant up to 4 percent, for each payroll period during the Plan Year. The Employers have never made Matching Contributions for Catch-Up Contributions.

(3)
Plan Years 2008 – 2011. From January 1, 2008 through December 31, 2011, the Employers make safe-harbor contributions in an amount equal to 100% of the Compensation contributed by each Participant up to 5 percent, for each payroll period during the Plan Year.

(b)	Vesting and Forfeiture.

(1)
Plan Years 1984 – 1996. From July 1, 1984 through December 1996, the Plan used the elapsed-time method of counting service, and used a five-year cliff vesting schedule. The Plan complied with the break-in-service rules set forth in Code Sections 410 and 411.

(2)
Plan Years 1997 – 2010. For Plan Years 1997 through 2010, the Plan fully vested all Employer Contribution Accounts, including Accounts of terminated Participants who had not had a five-year break in service.

(3)
Plan Years After 2010. Each Employee whose Employment Date is after December 31, 2010, or who resumes Employment after that date if not previously vested, will be 100% vested in his/her Matching Account balance on the earlier of the date he/she has completed two Years of Vesting Service, or has been determined to be totally and permanently disabled for a period of six months for purposes of the Employer’s long-term disability plan, or on his/her date of death.

ARTICLE 4
Allocations

A-4.1	Adjustments to Account Balances.
. . .

(c)
Dividends on Employer Stock for the 2001 Plan Year. The Committee applied special election rules to the extent necessary to maximize the Company’s deduction for dividends declared during 2001, as permitted under IRS Notice 2002-2.

-

A-4.2	Investments.
. . .
(d)    Investment Elections.

(1)	Initial Election. See Subsection (h) Diversification Elections.

(2)
Failure to Elect. From July 1, 1984 through March 31, 2007, the Plan invested the Employee Contribution Account balances of any Participant who failed to timely complete his/her election, in a fund that invested primarily in fixed-income investments with relatively short average maturities. Effective April 1, 2007, the Plan invests 100% of the allocations to such Participant’s Employee Contribution Accounts in a fund that meets the statutory requirements for a qualified default investment alternative (QDIA) under ERISA Section 404(c), i.e., life-cycle funds, balanced funds, and/or professionally managed funds. Effective January 1, 2009, the Plan also invests allocations to such Participant’s Matching Contribution Account in the same QDIA fund that holds his/her other Account balances.

. . .
(h)    Diversification Elections. Participants have always made diversification elections by making a fund transfer in 1 percent increments among the available investment funds as of any Valuation Date, or as otherwise provided in Addendum B.

(1)
Plan Years 1984 - June 30, 1997. Beginning on the July 1, 1984 Effective Date of the Plan, the Plan invested Matching Contribution Account balances only in the Employer Stock Fund until the first day of the month in which the Participant reached age 55, at which time he/she could elect to diversify his/her investment in the Employer Stock Fund. From January 1, 1987 (the effective date of the Tax Reform Act of 1986) through June 30, 1997, the Plan permitted Participants to elect to diversify up to 50% their Matching Contributions in the Employer Stock Fund beginning the first day of the month in which they reached age 55.

(2)
Plan Years July 1, 1997 – 2004. From July 1, 1997 through December 31, 2004, the Plan permitted Participants to elect to diversify up to 100% of their Matching Contribution in the Employer Stock Fund beginning the first day of the month in which they reached age 55.

(3)
Plan Years 2005 – 2006. From January 1, 2005 through December 31, 2006, the Plan permitted all Participants, regardless of age, to diversify up to 50% of their Matching Contributions allocated to their Accounts after December 31, 2004. As of the first day of the month after reaching age 55, participants could diversify up to 100%.

(4)
Plan Years 2007 –2008. From January 1, 2007 through December 31, 2008 the Plan invested Matching Contributions in the Employer Stock Fund. Participants had unrestricted diversification rights and at any time could elect to invest their Matching Contributions in another fund.

(5)
Plan Years 2009 – Present. Beginning January 1, 2009, the Plan invests each Participant’s Matching Contributions according to the investment election he/she has in effect for his/her Employee Contributions, unless he/she affirmatively elect to invest his/her Matching Contributions in one or more of the other investment options available under the Plan. Participants may make separate elections for their Matching Contributions.

ARTICLE 5
In-Service Withdrawals and Loans

A-5.1	Withdrawals Without a Hardship.

(a)	Types of In-Service Withdrawals.
. . .

(5)
Required In-Service Withdrawals. Before the 1997 calendar year, the Plan paid required annual amounts to each active Participant who had reached his/her age 70-1/2 required beginning date under Code Section 401(a)(9). The Plan ceased this practice in 1997, as permitted by the Small Business Jobs Protection Act of 1996. The Plan is not required to grandfather the practice because it permits as-needed withdrawals after Participants reach age 59-1/2.

A-5.2
Hardship Withdrawals. For a Participant who received a hardship withdrawal before January 1, 2002, the Plan imposed a 12-month suspension on Elective Contributions. The Code Section 402(g) Dollar Limit described in Section 7.1 of the main text of the Plan for the calendar year following the calendar year in which he/she received his/her hardship withdrawal, was reduced by the amount of the Elective Contributions he/she made during the calendar year in which he/she received his/her hardship withdrawal. The Dollar Limit in effect for the second calendar year applied to the two calendar years as if they were a single year. Effective January 1, 2002, the Plan no longer applies the Dollar Limit across two Plan Years, and the suspension period is six months.

. . .

(b)
Events Creating Immediate and Heavy Financial Need (Events Test). Before January 1, 2006, a hardship withdrawal had to be necessitated by one of the safe-harbor events listed in Section 5.2 of the main text of the Plan, or by a facts-and-circumstances event. Effective January 1, 2006, the Plan added two new safe-harbor events (burial or funeral expenses and home repair expenses).

. . .

(f)    Hurricane Relief. Notwithstanding any other provision of the Plan, the Committee was permitted to implement applicable provisions of the Katrina Emergency Tax Relief Act of 2005 (KETRA), the Gulf Zone Opportunity Act of 2005 (GOZA), and IRS Announcement 2005-70, for any Participant, Spouse, qualifying child or qualifying relative whose hardship arose from Hurricane Katrina between August 29, 2005 and March 31, 2006, or from Hurricane Wilma between October 23, 2005 and February 28, 2006, and who had their principal residence or place of employment in an area covered by KETRA or GOZA. Each Participant whose need arose from any such Hurricane is an Affected Participant. The Committee was permitted to treat the need arising from any such Hurricane as a safe-harbor reason for a hardship withdrawal. The Committee was permitted to waive the six-months deferral suspension for Affected Participants, and the requirement for any documentation that was not available because of the Hurricane.

A-5.3    Loans.
. . .
(o)    Hurricane Relief. Notwithstanding any other provision of the Plan, the Committee implemented applicable provisions of the Katrina Emergency Tax Relief Act of 2005 (KETRA), the Gulf Zone Opportunity Act of 2005 (GOZA), and IRS Announcement 2005-70, for any Participant whose need for a loan arose from economic losses in Hurricane Katrina between August 29, 2005 and March 31, 2006, or from Hurricane Rita on September 23, 2005, or from Hurricane Wilma on October 23, 2005, and who had their principal residence or place of employment in an area covered by KETRA or GOZA. Each such Participant is an Affected Participant. The loan limits were increased to the lesser of 100% of the Affected Participant’s Account balances or $100,000. The Committee was permitted to delay loan repayments due between the Hurricane date and December 31, 2006, for one year, with the continued accrual of interest, and to adjust subsequent repayments to reflect the delay and the accrued interest. The Committee is permitted to disregard the period of delay in determining the maximum five-year loan repayment period.

A-5.5
No In-service Withdrawal from Money Purchase Accounts. Effective March 12, 1995, the Plan has not and will not permit any Participant or beneficiary to make any withdrawal from any balances that have been transferred into this Plan from any money purchase balances in any other plan, or from the post-transfer earnings on those balances, before he/she has had a payment event as described in Section 6.1 of the main text of the Plan.

ARTICLE 6
Post-Employment Distributions

A-6.4	Timing of Payment. . . .

(a)	Payment to a Participant.

(1)	Plan Years 1985 - 1997. From January 1, 1985 (the effective date of Code section 411(a)(11), the aggregate Account balance threshold for automatic cash-outs was $3,500.

(2)	Plan Years 1998 – March 27, 2005. From January 1, 1998 through March 27, 2005, the aggregate Account balance threshold for automatic cash-outs was $5,000.

(3)	March 28, 2005 – Present. Effective March 28, 2005, the aggregate Account balance threshold for automatic cash-outs is $1,000.

A-6.5	Forms of Payment.

(c)    Annuities. Before April 1, 2002, the Plan provided annuity forms of payment to certain acquired or merged entities listed in Addendum B, which forms were grandfathered from predecessor plans that merged into this Plan. During 2001, the Plan provided a 90-day notice to all affected Participants that, effective April 1, 2002, the Plan no longer offers annuity forms of payment. However, with respect to Money Purchase Accounts, the Plan continues to provide the single life annuity as the normal form for unmarried Participants, and the 50 percent joint and survivor annuity as the normal form for married Participants.

A-6.7	Required Minimum Distribution Rules. For calendar years before 2003, the Plan complied with Treas. Regs. § 1.401(a)(9) as in effect before the 2002 revisions.

A-6.8	Beneficiary Designation. From January 1, 2002 through December 31, 2003, to be treated as a survivor, an individual beneficiary had to survive the Participant by a period no less than 30 days.

A-6.11
Direct Rollover of Eligible Distributions . Before January 1, 2002, a surviving Spouse could not roll over a distribution to an eligible retirement plan. Code Section 402(c)(8)(B) was amended effective January 1, 2002 to define an “eligible retirement plan” to include Code Section 403(b) plans and Code Section 457(b) governmental plans. Before January 1, 2007, non-Spouse alternate payees or other beneficiaries could not roll over distributions from this Plan. Before January 1, 2007, the Plan did not permit direct rollovers from After-Tax Accounts.

ARTICLE 7
Limitations on Contributions

A-7.1	Excess 402(g) Contributions. The Plan distributed gap period income with Excess 402(g) Contributions for the 2007 Plan Year.

A-7.2	Code Section 415 Limitation.
…
(b)    Correction of Excess Annual Additions. Before January 1, 2008, the Committee removed from each Participant’s Accounts any allocations that would cause his/her Annual Addition for any Plan Year to exceed his/her Maximum Annual Addition, if the excess resulted from a reasonable error in estimating his/her annual Compensation, or in determining the amount of Elective Contributions that he/she could make under the Dollar Limit described in Section 7.1, or under other circumstances that the Internal Revenue Service permitted. The Committee first refunded unmatched Employee Contributions, and then matched Employee Contributions, with attributable earnings. The Committee then removed the Matching Contributions attributable to each refund to a suspense account. The Committee reallocated the amount in the suspense account to all Participants as part of their Matching Contribution for the same or the next Plan Year. Beginning January 1, 2008, the Committee corrects any Excess Annual Addition by using correction methods prescribed by the IRS.

A-7.3
Top-Heavy Rules. Before the Plan became a safe harbor plan under Code Sections 401(k)(12) and 401(m)(11) on January 1, 2002, the Plan was required to prove that it was not top-heavy under Code Section 416. Effective for the 2002 Plan Year, the Plan is exempt from the top-heavy rules as a safe harbor plan. The Committee has determined that the Plan was not top-heavy for any Plan Year before 2002. The rules in this Section applied before the Plan became safe harbor in the 2002 Plan Year.

(a)	Applicable Definitions. For purposes of this Section, the following terms have the meanings set forth below.

(1)
Aggregation Group. The Required Aggregation Group includes each qualified plan maintained in the Controlled Group in which a Key Employee is a participant, and each other plan that enables any plan with Key Employee participants to meet the requirements of Code Section 401(a)(4) or 410, which plans are required to be aggregated for purposes of determining top‑heavy status. The Permissive Aggregation Group includes the qualified plans of the Controlled Group that are required to be aggregated, plus such plans that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the Required Aggregation Group.

(2)
Cumulative Account Balances means the Cumulative Account Balance of each Participant as of any Determination Date, which includes his: (A) Employer Contribution Account balance as of the most recent Valuation Date, adjusted by allocations of his/her proportionate share of Employer Contributions actually made and allocations of investment gains or losses made or due to be made under Section 4.1 of the main text of the Plan as of the Determination Date; (B) Employee Contribution Account balances as of the most recent Valuation Date, adjusted by allocations of investment gains or losses made or due to be made under Section 4.1 as of the Determination Date; and (C) distributions made during the one-year period ending on the Determination Date because of termination, death or Disability and any in-service withdrawals made during the five-year period ending on the Determination Date, but excluding distributions made to or on behalf of any Participant who has not performed service for an Employer during the one-year period ending on the Determination Date, and excluding distributions rolled over to qualified plans maintained by Controlled Group members that are reflected in Account balances. Before 2002, the lookback period was 5 years for all distributions.

(3)	Determination Date means, for each Plan Year, the last day of the preceding Plan Year.

(4)
Key Employee means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of an Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of an Employer, or a 1-percent owner of an Employer having annual Compensation greater than $150,000. No more than the lesser of 50 Employees or 10 percent of all Employees (at least 3) are treated as officers.

(5)Non‑Key Employee means an Employee who is not a Key Employee.

(6)Top-Heavy Plan Year means a Plan Year when the Plan is top-heavy.

(a)
Determination of Top-Heavy Status. The Plan will be treated as top‑heavy for the tested Plan Year if either: (1) the sum of the Cumulative Account Balances of Participants who are Key Employees exceeds 60 percent of the sum of the Cumulative Account Balances of all Participants; or (2) the Plan is part of a Required Aggregation Group in which more than 60 percent of the sum of (A) aggregated Cumulative Account Balances, and (B) present values of accrued benefits under defined benefit plans, have been accumulated in favor of Key Employees (including distributions under any Employer-sponsored plan during the 1-year period ending on the determination date, or during the past 5-year period for any in-service withdrawals). The Plan will not be considered a top-heavy plan with respect to any Plan Year in which the Plan is part of a Required or Permissive Aggregation Group that is not top-heavy.

(b)
Minimum Benefit During Top-Heavy Plan Years. Each Participant who is a Non-Key Employee in a Top-Heavy Plan Year and who also participates in a defined benefit plan maintained by a Controlled Group member, will receive the minimum benefit under the defined benefit plan required under Code Section 416(c)(1). Each Non-Key Employee Participant who does not participate in a defined benefit plan, and who has not terminated Employment as of the last day of the Plan Year, will receive an allocation of Employer Contributions in an amount not less than the lesser of (A) 3 percent of his/her taxable Form W-2 Compensation, or (B) the Compensation percentage of the Key Employee whose percentage is the highest of all Participants for the Plan Year, which percentage is calculated by including both Employer Contributions (other than Safe Harbor Contributions) and Employee Contributions. The Company will make the required Employer Contribution for each eligible Non-Key Employee Participant whether or not he/she has made any Employee Contributions for the Plan Year, and regardless of his/her level of Form W-2 Compensation for the Plan Year.

A-7.4
Nondiscrimination (ADP and ACP) Tests. Before January 1, 2002, the Plan was required to satisfy the ADP and ACP Tests for each Plan Year. Effective in 2002, the Plan meets the safe harbor requirements under Code Sections 401(k)(12) and 401(m)(11) and is exempt from nondiscrimination testing. For each Plan Year before 2002 when the Plan was redesigned as safe harbor, the Committee ensured that the Plan met the nondiscrimination tests in that it (a) limited or directed the Trustee to refund Employee Contributions for HCEs to the extent necessary to meet the ADP Test, and (b) limited Matching Contributions for HCEs to the extent necessary to meet the ACP Test. Alternatively, the Plan authorized the Committee to direct the Company to make the Corrective Contributions described in Subsection (e). Beginning in 1999, the Plan excluded from the ADP and ACP Tests any NCE who had less than one Year of Service and was younger than age 21. The Plan did not use the lookback year testing method. If the Plan should lose safe harbor status for any Plan Year, these rules will again apply for that Plan Year, as updated to comply with applicable laws in effect at that time.

(a)
ADP Test. The Plan conducted the ADP Test for each Plan Year to determine whether the Actual Deferral Percentage (ADP) for the HCE Group and the ADP for the NCE Group for each Plan Year were within the maximum disparity described in Subsection (a)(3). The Plan conducted the ADP Test by the following steps:

(1)
Actual Deferral Ratio (ADR). The Committee determined the ratio of the sum of each Participant's Employee Contributions and any of his/her Employer Contributions used in the ADP Test, to his/her Compensation.

(2)
Average Deferral Percentage (ADP). The ADP for the HCE Group is the average of their individual ADRs, calculated separately for each HCE in the Group. The ADP for the NCE Group is the average of their individual ADRs, calculated separately for each NCE in the Group.

(3)
Maximum Disparity. In no Plan Year did the Average Deferral Percent-age of the HCE Group exceed the greater of: (A) the ADP of the NCE Group multiplied by 1.25; or (B) the lesser of the ADP of the NCE Group plus 2 percentage points, or the ADP of the NCE Group multiplied by 2.

(b)
ACP Test. The Plan conducted the ACP Test to determine whether the Actual Contribution Percentage (ACP) for the HCE Group and the ACP for the NCE Group for each Plan Year were within the maximum disparity permitted under Subsection (b)(3). The Plan conducted the ACP Test by the following steps:

(1)
Actual Contribution Ratio (ACR). The Committee determined the ratio of each Participant’s allocation of Matching Contributions and any Corrective Contributions made to satisfy the ACP Test, to his/her Compensation.

(2)
Average Contribution Percentage (ACP). The ACP for the HCE Group is the average of their individual ACRs, calculated separately for each HCE in the Group. The ACP for the NCE Group is the average of their individual ACRs, calculated separately for each NCE in the Group.

(3)
Maximum Disparity. In no Plan Year did the Average Contribution Percentage of the HCE Group exceed the greater of: (A) the ACP of the NCE Group multiplied by 1.25; or (B) the lesser of the ACP of the NCE Group plus 2 percentage points, or the ACP of the NCE Group multiplied by 2.

(c)	Correction of Excess ADP Contributions and Excess ACP Contributions. Before the 2002 Plan Year, the Committee corrected Excess ADP Contributions and Excess ACP Contributions by using the following rules. If the Plan should lose safe harbor status for any Plan Year, the Committee will use these rules if correction is needed.

(1)
Correction before Excess Contributions are Made. If the Committee determined, before Excess ADP Contributions and/or Excess ACP Contributions were made, that the Plan would fail to meet either the ADP Test or the ACP Test or both tests for that Plan Year, it either made the Corrective Contribution described in Subsection (e) or limited the Employee Contributions and/or the Matching Contributions for the HCE Group by such amount and beginning as of such pay period as it considered necessary to prevent failing the ADP Test and/or ACP Test.

(2)
Correction after Excess Contributions are Made. If the Committee determined, after the Plan had already received Excess ADP Contributions and/or Excess ACP Contributions, that the Plan would fail to meet either the ADP Test or the ACP Test or both tests for that Plan Year, it selected one or more of the following methods to cure the failure: (A) directed that the Corrective Contribution described in Subsection 3.2(c) be made, or (B) refunded, distributed and/or forfeited the excess amounts and attributable earnings for affected HCEs. The Committee effected the curative method no later than the end of the Plan Year following the Plan Year for which the excess amount was contributed, and if practicable by March 15 of that Plan Year.

(A)
Refund of Excess ADP Contributions. If the Committee elected to correct the excess by making refunds, it determined the dollar amount of the excess to be refunded by using the ratio leveling method, and then refunded Excess ADP Contributions to HCEs in the order of the dollar amount contributed, beginning with the HCE with the highest dollar amount and continued the refunds, if necessary, until all HCEs had the same dollar amount, and then reduced those dollar amounts equally. The Committee first refunded unmatched Employee Contributions to each affected HCE, and then refunded matched Employee Contributions.

(B)
Forfeiture of Excess ACP Contributions. For any Plan Year, the Committee forfeited Matching Contributions attributable to refunded Employee Contributions. To the extent that forfeitures (if any) were not sufficient to cure failure of the ACP Test, the Committee distributed Excess ACP Contributions to HCEs. The Committee determined the dollar amount of the Matching Contributions to be distributed, by using the ratio leveling method, and then distributed the excess amount by the dollar leveling method, i.e., in the order of the dollar amount contributed, beginning with the HCE with the highest dollar amount and continued the distributions, if necessary, until all HCEs had the same dollar amount, and then reduced those dollar amounts equally.

(3)
Determination of Earnings. The Committee used the Plan's normal method of calculating earnings to determine the amount of earnings attributable to each Participant's Excess ADP Contributions and/or Excess ACP Contributions for the Plan Year for which the Contributions were made, and ignored gap period earnings (for the period between the end of the Plan Year and the correction date). Effective January 1, 2008, the Committee will ignore gap period earnings (for the period between the end of the Plan Year and the correction date).

(d)
Excess Annual Addition. Any Employee Contribution or Employer Contribution that was an Excess Annual Addition for purposes of the Code Section 415 limit, and was distributed under Subsection 7.2(b), was not be included in the ADP Test or ACP Test, as applicable.

(e)
Corrective Contribution. For any Plan Year when the Plan does not have safe-harbor status and the Plan has Excess ADP Contributions and/or Excess ACP Contributions, the Committee, in its discretion and in lieu of the refunds/distributions/forfeitures described in this Section A-7.4, may direct the Employers to make a Corrective Contribution in the amount necessary to satisfy the ADP Test and/or ACP Test.

(1)
Qualified Matching Contributions (QMACs). The Committee may direct each affected Employer to make a Corrective Contribution to match a percentage of the Employee Contributions made by NCEs for the Plan Year, in addition to the regular Matching Contribution, in the amount necessary to meet the ADP Test and/or ACP Test for the Plan Year.

(2)
Qualified Nonelective Contributions (QNECs). The Committee may direct each affected Employer to make a Corrective Contribution that is allocated by one of the following methods: (1) uniform percentage of Compensation, (2) per capita, or (3) to selected NCEs in an amount that does not exceed the product of each NCEs Compensation and the greater of 5% or two times the average ADP or ACP for the Plan Year.

ARTICLE 9
Administration

A-9.1	Allocation of Fiduciary Responsibilities.
…

(b)	Committee.

(1)	Before January 1, 2008, the Chairman of the Compensation Committee of the Board of Directors appointed the members of the Committee.

(2)
    From January 1, 2008 through July 1, 2011, the Plan was administered by one Committee, the Benefits Plan Committee, comprised of at least 3 individuals with the Company’s Chief Financial Officer as the Chairman. The Chairman was responsible for appointing the members of the Committee. Effective July 1, 2011, the Plan was amended to establish two fiduciary committees as follows: the Benefits Plan Committee, chaired by the Chief Human Resources Officer, responsible for the administration and operation of the Plan and the Benefits Finance Committee, chaired by the Chief Financial Officer, responsible for all financial decisions including actuarial assumptions for plan valuations and plan investments.